Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

BW LPG Limited

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, reserved for issuance pursuant to the Registrant’s Long-Term Incentive Program 2022	Rule 457(c) and Rule 457(h)	1,533,801(2)	$15.86(3)	$24,326,083.86	$0.0001476 per dollar	$3,590.53
Equity	Ordinary shares	Rule 457(h)	1,845,552(4)	$6.63(5)	$12,236,009.76	$0.0001476 per dollar	$1,806.04
Total Offering Amounts					$36,562,093.62		$5,396.57
Total Fee Offsets							N/A
Net Fee Due							$5,396.57

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional Ordinary shares (“Ordinary Shares”) of BW LPG Limited (the “Registrant”) that become issuable under the Registrant’s Long-Term Incentive Program 2022 (the “LTIP 2022”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares.

(2)	Represents 1,533,801 Ordinary Shares reserved and available for issuance, but not subject to outstanding awards, under the LTIP 2022.

(3)	In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low price of the Ordinary Shares on the New York Stock Exchange of $15.86 on July 15, 2024. Offering prices are estimated solely for the purpose of calculating the registration fee.

(4)	Represents the Ordinary Shares issuable upon the exercise of outstanding stock options under the LTIP 2022 as of the date of this Registration Statement.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $6.63, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding stock options under the LTIP 2022 as of the date of this Registration Statement. The translation of Norwegian krone into U.S. dollar has been made at the closing spot rate for Norwegian krone, as reported by Bloomberg at 5 p.m., New York City time, on July 15, 2024 (NOK 10.81=$1.00).